UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

GRAYBAR ELECTRIC COMPANY, INC.
(Exact name of registrant as specified in its charter)

New York	000-00255	13-0794380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34 North Meramec Avenue
St. Louis, MO 63105
(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 28, 2011, Graybar Electric Company, Inc. (“Graybar” or the “Company”), and Graybar Canada Limited, its Canadian operating subsidiary (“Graybar Canada”), entered into a five-year, $500.0 million revolving credit facility (the “Revolving Credit Facility”), which includes a combined letter of credit sub-facility of up to $50.0 million, a U.S. swing-line loan facility of up to $50.0 million, and a Canadian swing-line loan facility of up to $20.0 million, pursuant to the terms and conditions of a Credit Agreement, dated as of September 28, 2011 (the “Credit Agreement”), by and among Graybar, as Borrower and a Guarantor, Graybar Canada, and certain U.S. subsidiaries of Graybar as subsidiary guarantors on the one hand, and the lenders from time to time party thereto, Bank of America, N.A. as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer and Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer. The Credit Agreement includes a $100.0 million sublimit (in U.S. or Canadian dollars) for borrowings by Graybar Canada. The Revolving Credit Facility contains an accordion feature, which allows Graybar to request increases to the aggregate borrowing commitments of up to $200.0 million. The Credit Agreement replaces Graybar's existing $200.0 million credit facility entered into on May 8, 2007 (as amended, the “Prior Credit Facility”), which was otherwise due to expire in May 2012.

Interest on the Company's borrowings under the Revolving Credit Facility will be based on, at the borrower's election, either (i) the base rate (as defined in the agreement), or (ii) LIBOR, in each case plus an applicable margin, as set forth in the pricing grid set forth in the Credit Agreement. In connection with such a borrowing, the applicable borrower will also select the term of the loan, up to six months, or automatically renewing with the consent of the lenders. Swingline loans, which are short-term loans, will bear interest at a rate based on, at the borrower's election, either the base rate or on the daily floating Eurodollar rate. In addition to interest payments, there are also certain fees and obligations associated with borrowings, swing-line loans, letters of credit and other administrative matters.

The five-year Credit Agreement matures in September 2016. Borrowings of Graybar Canada may be in U.S. Dollars or Canadian Dollars. The obligations of Graybar Canada are secured by the guaranty of Graybar and any material domestic subsidiaries of Graybar (as defined). Under no circumstances will Graybar Canada use its borrowings to benefit Graybar or its operations, including without limitation to repay any of Graybar's obligations under the facility.
The Revolving Credit Agreement provides for a quarterly commitment fee ranging from 0.2% to 0.35% per annum, subject to adjustment based upon the consolidated leverage ratio for a fiscal quarter, and letter of credit fees ranging from 1.05% to 1.65% per annum payable quarterly, subject to such adjustment. Borrowings can be either base rate loans plus a margin ranging from 0.05% to 0.65% or LIBOR loans plus a margin ranging from 1.05% to 1.65%, subject to adjustment based upon the consolidated leverage ratio. Availability under the Revolving Credit Agreement is subject to the accuracy of representations and warranties and absence of a default, and, in the case of Canadian borrowings denominated in Canadian dollars, the absence of a material adverse change in the national or international financial markets, which would make it impracticable to lend Canadian dollars.
The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on Graybar and our subsidiaries with respect to indebtedness, liens, changes in the nature of our business, investments, mergers and acquisitions, issuance of equity securities, dispositions of assets and dissolution of certain subsidiaries, transactions with affiliates, restricted payments (subject to incurrence tests, with certain exceptions), as well as securitizations and factoring transactions. There are also maximum leverage ratio and minimum interest coverage ratio financial covenants to which the Company will be subject during the term of the Credit Agreement.

The Credit Agreement also provides for customary events of default, including a failure to pay principal, interest or fees when due, failure to comply with covenants, the fact that any representation or warranty made by any of the credit parties is materially incorrect, failure to comply with covenants, the occurrence of an event of default under certain other indebtedness of Graybar and its subsidiaries (including the existing senior notes), the commencement of certain insolvency or receivership events affecting any of the credit parties, certain actions under ERISA and the occurrence of a change in control of any of the credit parties (subject to certain permitted transactions as described in the Credit Agreement). Upon the occurrence of an event of default, the commitments of the lenders may be terminated and all outstanding obligations of the credit parties under the Credit Agreement may be declared immediately due and payable.

Certain parties to the Credit Agreement and certain of their respective affiliates have performed in the past, and may from time to time perform in the future, banking, investment banking and other advisory services for the Company and its affiliates for which they have received, and/or will receive, customary fees and expenses.
The description of the Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement, which is filed as Exhibit 10 to this Current Report and incorporated by reference herein.

Item 1.02    Termination of a Material Definitive Agreement
On September 28, 2011, in connection with its entry into the Credit Agreement described in Item 1.01 of this report, the Company terminated its Prior Credit Facility (as defined above). The Prior Credit Facility was entered into among Graybar, as borrower, and certain domestic subsidiaries of the Company as guarantors on the one hand, and the lenders from time to time party thereto and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer. In connection with the termination of the Prior Credit Facility, the Company repaid in full its $60 million of outstanding borrowings, using an equal amount of borrowings under the Credit Agreement, plus accrued interest and other fees.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure
On October 4, 2011, Graybar issued a press release announcing the entry into the Credit Agreement. The full text of the press release is attached hereto as Exhibit 99 and is incorporated by reference into this Item 7.01.
The information in this Item 7.01 and Exhibit 99 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

(10)
Credit Agreement, dated as of September 28, 2011 among the Registrant, as parent borrower and a guarantor, Graybar Canada Limited, as a borrower, certain domestic subsidiaries of the Parent Borrower as the subsidiary guarantors, and Bank of America, N.A., as domestic administrative agent, domestic swing line lender and domestic L/C/ issuer, and Bank of America, N.A. acting through its Canadian branch, as Canadian administrative agent, Canadian swing line lender and Canadian L/C issuer, and the other lenders party thereto.

(99)	Press release dated October 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date: October 4, 2011	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel

EXHIBIT INDEX

Exhibit Number Description

10
Credit Agreement, dated as of September 28, 2011 among the Registrant, as parent borrower and a guarantor, Graybar Canada Limited, as a borrower, certain domestic subsidiaries of the Parent Borrower as the subsidiary guarantors, and Bank of America, N.A., as domestic administrative agent, domestic swing line lender and domestic L/C/ issuer, and Bank of America, N.A. acting through its Canadian branch, as Canadian administrative agent, Canadian swing line lender and Canadian L/C issuer, and the other lenders party thereto.

99	Press release dated October 4, 2011